UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2018

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company

☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a) of the Exchange Act.

☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On July 16, 2018, the board of directors of Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) appointed Mr. Kurt Kruger to serve as our Chief Financial Officer, effective July 16, 2018. Mr. Kruger succeeds Mr. Willis C. Lee, who will continue to serve as our Chief Operating Officer and as Vice Chairman of our board of directors.

Mr. Kruger has enjoyed a 30-plus year career in the life sciences industry. His deep involvement in the life sciences industry has ranged from product design and development as a biomedical engineer to raising capital for, and following, publicly traded medical products companies as an equity research analyst. Most recently Kruger was with WR Hambrecht + Co., where he served from June of 2014 until July of 2018 as an investment banker in life sciences in its New York office. From 2012 to 2014, Mr. Kruger was a consultant in the life sciences practice group at Navigant Consulting Company, based in New York City. Early in his career, he served as a marketing manager for CPI/Guidant, now Boston Scientific, a large pacemaker company, where he developed the launch plans for the first-ever implantable defibrillator. He then went on to Wall Street where he continued to work in life sciences as a high-profile equities research analyst for two well-regarded former investment banks, Hambrecht & Quist and Montgomery Securities (Banc of America Securities), which played significant roles in funding many of the notable biotechnology and medical products companies such as Genentech, Xoma, Amgen, Ventritex, Cytyc and Kyphon.

Mr. Kruger received an Sc.B. degree in Biomedical Engineering from Brown University; a Master’s degree in Bioengineering from The University of Michigan; and a business degree (S.M.) from the Sloan School at the Massachusetts Institute of Technology (MIT). He also completed the premedical post-baccalaureate program at Columbia University.

Mr. Kruger will receive a $50,000 signing bonus and be entitled to a base annual salary of $250,000. In connection with his appointment as Chief Financial Officer, Mr. Kruger will receive a ten-year stock option to purchase up to 50,000 shares of our common stock at an exercise price equal to the fair value of our common stock as of the grant date. The stock option will vest and become exercisable as to one-third (1/3) of the option shares on the first anniversary of the grant date and as to the remaining two-thirds (2/3) of the option shares in approximately equal monthly installments over a period of two years thereafter, subject to Mr. Kruger remaining in our continuous employ through such vesting dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:July 19, 2018	EMMAUS LIFE SCIENCES, INC.

By:/s/ WILLIS C. LEE
Name:Willis C. Lee
Title:Chief Operating Officer

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